UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 15, 2009

WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles,
California 90010

(Address of principal executive offices) (Zip Code)

(213) 387-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On July 15, 2009, Wilshire Bancorp, Inc. (the “Company”), the holding company for Wilshire State Bank (the “Bank”), appointed Donald D. Byun as a Class III director to the Board of Directors of the Company and the Bank.  Mr. Byun has also been appointed to the Company’s Audit Committee, its Asset and Liability Management Committee and will serve as a member of the Bank’s Director Loan Committee.

Mr. Byun was formerly a director of the Company and the Bank until his resignation for personal reasons.  He served on the Board of Directors of the Company and the Bank from August 2004 to December 2007.  In addition, Mr. Byun was an independent member of the Board of Directors of Pacific Union Bank from April 2000 until its sale in April 2004.  He is currently President of Jay Dee, Inc., an apparel manufacturer in Los Angeles, California.  Prior to that time, he was the President and Chief Executive Officer of OTO Sportswear, Inc., a sportswear manufacturer, based in Gardena, California.  Mr. Byun holds a Bachelor of Science degree in economics from the Yonsei University College of Commerce and Economics in Seoul, Korea, and he attended an MBA program at the University of Hawaii.

In connection with his appointment, the Company’s Board of Directors, upon recommendation of the Wilshire Bancorp’s HR Committee, approved a grant of 40,000 stock options to Mr. Byun at the July 15, 2009 market close price of $6.61 per share.  The options will vest in five equal annual installments, with the first installment vesting on July 15, 2009.

The Company’s press release related to Mr. Byun’s appointment to its Board of Directors is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit 99.1            Press release dated July 16, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: July 20, 2009	By:	/s/ Alex Ko
Alex Ko, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 16, 2009, issued by Wilshire Bancorp, Inc.